                                                                  EXHIBIT 10.100


                             FOURTH MASTER AMENDMENT

         FOURTH MASTER AMENDMENT (this "MASTER AMENDMENT") dated as of June 30 2000, by PITA GENERAL CORPORATION, an Illinois corporation ("BORROWER"), ZC SPECIALTY INSURANCE COMPANY, a Texas corporation ("Surety"), GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation ("LENDER"), ALTERRA HEALTHCARE CORPORATION, a Delaware corporation ("GUARANTOR"), AHC TENANT, INC., a Delaware corporation ("LESSEE"), ALS-CLARE BRIDGE, INC., a Delaware corporation ("ALS-CLARE BRIDGE"), ALI PALMER RANCH EAST, INC., a Delaware corporation ("ALI PALMER RANCH"), SELCO SERVICE CORPORATION, an Ohio corporation ("SELCO"), BANK ONE, NATIONAL ASSOCIATION, a national banking association duly established with its principal corporate trust office located in Chicago, Illinois (formerly known as THE FIRST NATIONAL BANK OF CHICAGO) ("TRUSTEE"), CLARE BRIDGE OF CITRUS HEIGHTS L.P., CLARE BRIDGE OF COBB COUNTY L.P., CLARE BRIDGE OF COLORADO SPRINGS L.P., CLARE BRIDGE OF DECATUR L.P., CLARE BRIDGE OF EAST MESA L.P., CLARE BRIDGE OF OVERLAND PARK L.P., CLARE BRIDGE OF PEORIA L.P., CLARE BRIDGE OF RENO L.P., CLARE BRIDGE OF ROANOKE L.P., CLARE BRIDGE OF SOUTH PARK L.P., CLARE BRIDGE OF SUN CITY WEST DEER VALLEY L.P., WYNWOOD OF BOYNTON BEACH WEST L.P., WYNWOOD OF BREA L.P., WYNWOOD OF DUNEDIN L.P., WYNWOOD OF EMERSON L.P., WYNWOOD OF TUCSON L.P., WYNWOOD OF WAYNE L.P., WYNWOOD OF WESTLAKE L.P., WYNWOOD OF WEST ORANGE, L.P. AND WYNWOOD OF WHITTIER L.P. (collectively, the "INITIAL JOINT VENTURES") and CLARE BRIDGE OF DENVER L.P., WYNWOOD OF BOYNTON BEACH CONGRESS L.P., WYNWOOD OF PALMER RANCH EAST L.P., WYNWOOD OF SARASOTA L.P., CLARE BRIDGE OF FULTON COUNTY L.P. AND WYNWOOD OF FULTON COUNTY L.P. (the "ADDITIONAL JOINT VENTURES", and together with the Initial Joint Ventures, the "JOINT VENTURES").


                                 R E C I T A L S

                  WHEREAS, Borrower, Lessee, Surety, Lender, Guarantor, SELCO, and Trustee are parties to that certain Amended and Restated Trust Agreement, dated as of December 20, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "TRUST AGREEMENT"), pursuant to which the parties thereto have, among other things, appointed Trustee to act as trustee.

                  WHEREAS, Borrower, Lessee and Lender are parties to that certain Amended and Restated Loan Agreement, dated as of December 20, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "LOAN AGREEMENT"), pursuant to which the Lender has made the Loans (as defined therein) to Borrower.

                  WHEREAS, Borrower, Lessee, Surety, Lender, Guarantor, SELCO and Trustee are parties to that certain Participation Agreement, dated as of July 16, 1999, as amended by that certain Master Amendment, Confirmation and Acknowledgment Agreement, dated as of September 28, 1999, and further amended by that certain Second Master Amendment, dated as of December 20, 1999 and that certain Third Master Amendment dated as of May 31, 2000, each among the parties (as amended, restated, supplemented or otherwise modified from time to time, the "PARTICIPATION AGREEMENT").

                  WHEREAS, pursuant to a letter agreement dated as of May 31, 2000, the parties have agreed to amend Section 9.5 of the Participation Agreement and certain definitions used therein as hereinafter provided.

                  NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

                  Section 1.1 DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in that certain Amended and Restated Master Glossary of Definitions dated as of December 20, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "MASTER GLOSSARY").

                                   ARTICLE II
                       AMENDMENT OF TRANSACTION DOCUMENTS

                  Section 2.1 AMENDMENT OF THE MASTER GLOSSARY OF DEFINITIONS. The Master Glossary of Definitions is hereby amended as follows:

                          (a)   The following definitions are hereby added to
the Master Glossary of Definitions:


                                (i) "FOURTH MASTER AMENDMENT" shall mean that certain Fourth Master Amendment, dated as of JUNE 30, 2000, among Borrower, Surety, Lender, Guarantor, Lessee, Trustee and certain other parties thereto.

                                (ii)   "GUARANTOR RENTAL OBLIGATIONS" means
                  rental expense under leases which have been or should be, in accordance with GAAP, treated as operating leases (net of sublease income with respect to such leases).


                                (iii) "NET INCOME" shall mean, for any period,
                  with respect to Guarantor and its Subsidiaries on a consolidated basis, net income (excluding extraordinary items) after Guarantor Interest Obligations, income taxes, depreciation and amortization, all as determined in accordance with GAAP (net of sublease income with respect to operating leases).

                                (iv)  "SYNTHETIC LEASE" means any synthetic
                  lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease on the books of Guarantor.

                  (b) The definitions of "EBITDAR," "GUARANTOR INTEREST OBLIGATIONS", "TOTAL CAPITAL" and "TOTAL FUNDED DEBT" are hereby deleted in their entirety and replaced with the following:

                                (i) "EBITDAR" shall mean, for any period, with respect to Guarantor and its Subsidiaries on a consolidated basis, the sum of (i) Net Income for such period plus (ii) the following to the extent deducted in computing such Net Income:
                  (a) income tax expense, (b) interest expense, (c) depreciation and amortization expense, (d) non-cash non-recurring losses arising out of the ordinary course of business (including without limitation any adjustments to Guarantor's and its Subsidiaries' book tax valuation allowance), (e) cash non-recurring net losses related to the sale of assets in an amount not to exceed $25 million and (f) cash non-recurring losses in connection with any charges related to the reduction or elimination of overhead cost or restructuring of Guarantor's and its Subsidiaries' stock option program in an amount not to exceed $10 million, all as determined in accordance with GAAP plus (iii) Guarantor Rental Obligations minus (iv) the following to the extent added in computing such Net Income: (a) income tax benefit, (b) interest income and
                  (c) extraordinary or non-recurring gains, all as determined in accordance with GAAP.

                                (ii) "GUARANTOR INTEREST OBLIGATIONS" means the sum of all interest expense net of interest income (including the amortization of debt discount and premium and the interest component under leases which have been or should be, in accordance with GAAP, capitalized on the books of the Guarantor and its Subsidiaries and the implied interest component under Synthetic Leases but excluding the amortization of deferred financing costs, amendment fees paid and bridge loan fees paid), as determined in accordance with GAAP.

                                (iii) "TOTAL CAPITAL" shall mean the sum of Net
                  Worth, Total Funded Debt, Subordinated Debt (expressly including the Debentures issued pursuant to the Purchase Agreement) and book equity which exists in entities for which guaranties are included in the definition of Total Funded Debt.

                                (iv) "TOTAL FUNDED DEBT" shall mean, at any time, the sum at such time of (a) indebtedness for borrowed money (expressly excluding, however, the amount of convertible securities of the Guarantor


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
                  and its Subsidiaries (including the Debentures issued pursuant to the Purchase Agreement) outstanding on such date) or for the deferred purchase price of property or services, (b) any obligations in respect of letters of credit, banker's or other acceptances or similar obligations issued or created for the account of the Guarantor and its Subsidiaries, (c) the principal portion of lease obligations which have been or should be, in accordance with GAAP, capitalized on the books of the Guarantor and its Subsidiaries, (d) all liabilities secured by any property owned by the Guarantor or its Subsidiaries, as the case may be, to the extent attached to the Guarantor's or its Subsidiary's interest in such property, even though the Guarantor or its Subsidiary has not assumed or become liable for the payment thereof, (e) the principal amount of all obligations of Guarantor and its Subsidiaries under Synthetic Leases (f) obligations of the type identified in clauses (a) through (e) above of another Person which are guaranteed by Guarantor and its Subsidiaries and (g) obligations of the type identified in clauses (a) through (e) above of any partnership or unincorporated joint venture in which Guarantor or any of its Subsidiaries is legally obligated or has a reasonable expectation of being liable with respect thereto; but excluding (a) trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with customary trade practices) or which are being disputed in good faith by the Guarantor or its Subsidiary and for which adequate reserves are being provided on the books of the Guarantor and its Subsidiaries in accordance with GAAP and (b) customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business.

         Section 2.2   AMENDMENT OF PARTICIPATION AGREEMENT. Sections 9.5 (a),
(b) and (c) of the Participation Agreement are hereby deleted in their entirety and replaced with the following:

                                (a) Invested Equity. Guarantor shall maintain at
                  all times the sum of (i) Net Worth plus (ii) the outstanding amount of the Debentures (as defined in the Purchase Agreement, dated as of April 26, 2000, among Guarantor, RDVEPCO, L.L.C., Group One Investors, L.L.C. and Holiday Retirement 2000, L.L.C., as amended (the "PURCHASE AGREEMENT")) greater than or equal to $110,000,000, increased on a cumulative basis as of the end of each fiscal quarter of Guarantor commencing with the fiscal quarter ending March 31, 2000 by (A) an amount equal to 50% of Net Income (to the extent positive) for the fiscal quarter then ended plus (B) an amount equal to 75% of the proceeds from any equity capital (or equity equivalent) securities offering subsequent to December 31, 1999, and 75% of the amount of any pay-in-kind dividends or coupons issued subsequent to December 31, 1999.

                                (b) Ratio of Total Funded Debt to Total Capital.
                  Guarantor shall maintain on a consolidated basis with all Subsidiaries a


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

                  maximum ratio of Total Funded Debt to Total Capital of seventy-five percent (75%) measured as of the last day of any fiscal quarter of Guarantor.

                                (c) Ratio of EBITDAR to Interest and Rent.
                  Guarantor shall maintain on a consolidated basis with all Subsidiaries, (i) as of the end of the fiscal quarter ending March 31, 2000, for the three month period ending on such date, (ii) as of the end of the fiscal quarter ending June 30, 2000, for the six month period ending on such date, (iii) as of the fiscal quarter ending September 30, 2000 for the nine month period ending on such date and (iv) as of the end of each fiscal quarter beginning with the fiscal quarter ending December 31, 2000, for the four fiscal quarter period ending on such date, a minimum ratio of EBITDAR to the sum of Guarantor Interest Obligations plus Guarantor Rental Obligations, greater than or equal to:


            Fiscal Year       1st Quarter      2nd Quarter      3rd Quarter     4th Quarter
            -----------       -----------      -----------      -----------     -----------
            2000              0.75 to 1.0      0.75 to 1.0      0.75 to 1.0     0.75 to 1.0
            2001              0.75 to 1.0      0.82 to 1.0      0.91 to 1.0     1.0 to 1.0
            2002              1.06 to 1.0      1.13 to 1.0      1.19 to 1.0     1.25 to 1.0


                                  ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF LESSEE AND GUARANTOR

         To induce Lender, Borrower and Surety to amend the Transaction Documents upon the terms and conditions of this Master Amendment, each of Lessee and Guarantor represents and warrants that the following statements are true, correct and complete as of the date hereof and shall be true and correct as of the Effective Date (hereinafter defined):

                  Section 3.1 ORGANIZATION, POWERS, CAPITALIZATION, GOOD STANDING, BUSINESS.

                           (a) Organization and Powers. Each of Guarantor and Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Guarantor is the sole stockholder of Lessee. Each of Guarantor and Lessee has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, and to enter into this Master Amendment and to perform the terms hereof.

                           (b) Capitalization; Ownership. All issued and outstanding shares of capital stock of Lessee and Guarantor are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens (other than Permitted Liens), and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. There are no preemptive or other outstanding rights, options,


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

         warrants, conversion rights or similar agreements or understandings for the purchase or acquisition of any shares of capital stock or other securities of such entities (except, in the case of Guarantor, as described in Sections 4.1(a) and 4.1(b) below or as disclosed in its most recent quarterly report on Form 10-Q filed with the SEC).

                           (c) Qualification. Each of Guarantor and Lessee is duly qualified and in good standing in the state of its formation. Guarantor and Lessee are also duly qualified and in good standing in the states where the Properties are located, and in each state where it is necessary to carry on its present business and operations, except in jurisdictions in which the failure to be qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

                           (d) Business; Assets. The sole assets of Lessee are its leasehold interests in and to the Properties, Improvements and Assisted Living Facilities and Equipment under the Master Lease, its sublessor's interest in the Subleases and its right, title and interest, if any, in and to the Permits, if any, and personal property appurtenant or related thereto and the Excluded Collateral.

                  Section 3.2   AUTHORIZATION.

                           (a) Authorization. The execution, delivery and performance by Guarantor and Lessee of this Master Amendment (and each of the Transaction Documents to which it is a party as amended hereby) and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action.

                           (b) No Conflicts; No Consents or Approvals. The execution, delivery and performance by each of Guarantor and Lessee of this Master Amendment and the consummation of the transactions contemplated hereby, do not and will not: (1) violate (x) any provision of law applicable to it; (y) its Charter Documents; or (z) any order, judgment or decree of any court or other agency of government binding on either of them or any of their Affiliates; (2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material Contractual Obligation of Guarantor or Lessee or any of their Affiliates; (3) result in or require the creation or imposition of any material Lien (other than the Lien of the Transaction Documents and the Lien or other interest of SELCO or its Affiliates in and to the Excluded Collateral) upon the Property or assets of Guarantor or Lessee or any of their Affiliates; or (4) except as set forth on Schedule 3.2(b), require any approval or consent of any Person under any material Contractual Obligation of any Borrower Party, which approvals or consents have been obtained on or before the dates required under such Contractual Obligation, but in no event later than the Effective Date.

                           (c) Governmental Consents. The execution, delivery and performance by each of Guarantor and Lessee of this Master Amendment and the consummation of the transactions contemplated hereby, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.


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

                           (d) Binding Obligations. This Master Amendment (and the other Transaction Documents each, as amended hereby) are the legally valid and binding obligations of Guarantor and Lessee, as applicable, enforceable against Guarantor and Lessee, as applicable, in accordance with their respective terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditor's rights. Neither Guarantor nor Lessee has any defense or offset to any of its obligations under this Master Amendment or the Transaction Documents.


                                   ARTICLE IV
                                  MISCELLANEOUS

                  Section 4.1 REFERENCES. Upon the effectiveness of this Master Amendment, all references in any of the Transaction Documents and in all other agreements, documents, certificates, exhibits and instruments executed pursuant thereto, including, without limitation, references to "this Agreement," "hereunder," "hereof," "herein" and words of like import contained in any such Transaction Documents shall, except where the context otherwise requires, mean and be a reference to the applicable Transaction Document as amended hereby.

                  Section 4.2 COUNTERPARTS, SEVERABILITY AND EFFECTIVENESS. This Master Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Any provisions of this Master Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Master Amendment shall become effective upon the execution of a copy hereof, whether by the same or different copies, by the parties hereto.

                  Section 4.3 TRUSTEE. The parties hereto acknowledge and agree that Trustee is acting not in its individual capacity, but solely in its capacity as Trustee under the Trust Agreement, and at the direction of the Controlling Party, as evidenced by the Controlling Party's execution hereof.

                  Section 4.4 GOVERNING LAW. THIS MASTER AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

                  Section 4.5 NO WAIVERS. Except as otherwise expressly set forth herein, nothing herein, nor any actions taken or omitted to be taken by Surety, Borrower, SELCO or Lender pursuant hereto or pursuant to the Transaction Documents shall, or shall be deemed to, (i) constitute a waiver or amendment of any other covenant, term or agreement set forth in the Transaction Documents,
(ii) constitute a waiver of any Default or Event of Default now or hereafter existing under any of the Transaction Documents (other than the Existing Defaults), (iii) constitute a waiver of any rights or remedies of Surety, Borrower, SELCO or Lender under any of the Transaction Documents or at law or in equity, each of such rights and remedies being hereby expressly reserved by Surety, Borrower, SELCO and Lender or (iv) constitute a course of dealing among the parties.

                  Section 4.6 EXPENSES. Guarantor shall be required to pay all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Lender, Borrower, SELCO, Trustee and Surety in connection with the preparation, negotiation, execution and delivery of this Master Amendment and any and all other documents and agreements executed and delivered in connection with this Master Amendment and the consummation of the transactions contemplated hereby.

                  Section 4.7 RATIFICATION BY CLARE BRIDGE OF FULTON COUNTY L.P. To avoid any ambiguity caused by a clerical error delaying the filing by the Secretary of State of Delaware of a name change from Clare Bridge/Wynwood of Fulton County L.P. to Clare Bridge of Fulton County L.P., the undersigned Clare Bridge of Fulton County hereby ratifies and affirms all obligations undertaken in the name of Clare Bridge of Fulton County L.P. pursuant to the Transaction Documents and related documents and any amendments thereto, and acknowledge that such obligations are its obligations and are in full force and effect.

                  Section 4.8 CONSENT TO TERMINATION OF SUBMANAGER. The parties hereto hereby consent to the termination of that certain Nursing Facility Consultant and Submanagement Services Agreement dated as of September 28, 1999 between ALI Palmer Ranch and Manor Care of Boynton Beach, Inc.

                  Section 4.9 RATIFICATION AND REAFFIRMATION BY GRANTOR. Guarantor's obligations under the Guaranty and the Excluded Collateral Agreement are hereby reaffirmed and ratified and shall continue in full force and effect notwithstanding (a) the transactions contemplated by this Master Amendment, and
(b) the execution and delivery of (i) this Master Amendment and any other documents to be delivered in connection with the transactions contemplated hereby and (ii) any amendments to the Transaction Documents and related documents by the parties thereto.

                  IN WITNESS WHEREOF, the parties hereto have caused this Master Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   "BORROWER":

                                   PITA GENERAL CORPORATION,
                                   an Illinois corporation



                                   By: /s/ Mindy Berman
                                       -----------------------------------------
                                       Mindy Berman
                                       Vice President








                                   "SURETY":

                                   ZC SPECIALTY INSURANCE COMPANY,
                                   a Texas corporation



                                   By: /s/ Lynn Finkel
                                       -----------------------------------------
                                       Lynn Finkel
                                       Vice President

                                   "LENDER":

                                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation



                                   By: /s/ Warren Ashenmil
                                       -----------------------------------------
                                       Warren Ashenmil
                                       Senior Vice President




                                   "GUARANTOR":

                                   ALTERRA HEALTHCARE CORPORATION,
                                   a Delaware corporation



                                   By: /s/ Mark W. Ohlendorf
                                       -----------------------------------------
                                       Mark W. Ohlendorf
                                       Chief Financial Officer











                                    "LESSEE":

                                    AHC TENANT, INC.,
                                    a Delaware corporation



                                    By: /s/ Mark W. Ohlendorf
                                        ----------------------------------------
                                        Mark W. Ohlendorf
                                        Vice President

                                  "SELCO":

                                  SELCO SERVICE CORPORATION,
                                  an Ohio corporation



                                  By: /s/ Donald C. Davis
                                      ----------------------------------------
                                      Donald C. Davis
                                      Vice President




                                  "TRUSTEE":

                                  BANK ONE, NATIONAL ASSOCIATION, with
                                  its principal office located in Chicago, Illinois (formerly known as THE FIRST NATIONAL BANK OF CHICAGO), as Trustee



                                  By: /s/ Jeffrey L. Kinney
                                      ------------------------------------------
                                      Jeffrey L. Kinney
                                      Vice President

                                "JOINT VENTURES"

                                CLARE BRIDGE OF CITRUS HEIGHTS L.P., CLARE
                                BRIDGE OF COBB COUNTY L.P., CLARE BRIDGE OF
                                COLORADO SPRINGS L.P., CLARE BRIDGE OF DECATUR L.P., CLARE BRIDGE OF EAST MESA L.P., CLARE BRIDGE OF OVERLAND PARK L.P., CLARE BRIDGE OF PEORIA L.P., CLARE BRIDGE OF RENO L.P., CLARE BRIDGE OF ROANOKE L.P., CLARE BRIDGE OF SOUTH PARK L.P., CLARE BRIDGE OF SUN CITY WEST DEER VALLEY L.P., WYNWOOD OF BOYNTON BEACH WEST L.P., WYNWOOD OF BREA L.P., WYNWOOD OF DUNEDIN L.P., WYNWOOD OF EMERSON L.P., WYNWOOD OF TUCSON L.P., WYNWOOD OF WAYNE L.P., WYNWOOD OF WESTLAKE L.P., WYNWOOD OF WEST ORANGE, L.P. AND WYNWOOD OF WHITTIER L.P., CLARE BRIDGE OF DENVER L.P., WYNWOOD OF BOYNTON BEACH CONGRESS L.P., WYNWOOD OF PALMER RANCH EAST L.P., WYNWOOD OF SARASOTA L.P., CLARE BRIDGE OF FULTON COUNTY L.P. AND WYNWOOD OF FULTON COUNTY L.P.



                                By: Alterra Healthcare Corporation, the sole
                                    general partner of each of the foregoing
                                    limited partnerships


                                By: /s/ Mark W. Ohlendorf
                                    --------------------------------------------
                                    Mark W. Ohlendorf
                                    Chief Financial Officer

                                "ALS-CLARE BRIDGE":

                                ALS-CLARE BRIDGE INC.,
                                a Delaware corporation



                                By: /s/ Mark W. Ohlendorf
                                    --------------------------------------------
                                    Mark W. Ohlendorf
                                    Vice President


                                "ALI PALMER RANCH":

                                ALI PALMER RANCH EAST, INC.,
                                a Delaware corporation



                                By: /s/ Mark W. Ohlendorf
                                    --------------------------------------------
                                    Mark W. Ohlendorf
                                    Vice President